Exhibit 10.1

CLOSING ITEM NO.: A-1

CHEMBIO DIAGNOSTIC SYSTEMS INC.,
AS LANDLORD

AND

SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY,
AS TENANT

COMPANY LEASE

DATED AS OF FEBRUARY 1, 2019

RELATING TO PREMISES LOCATED IN THE TOWN OF SMITHTOWN, SUFFOLK COUNTY, NEW YORK.

TABLE OF CONTENTS

(This Table of Contents is not part of the Company Lease
and is for convenience of reference only.)

EXHIBIT A – DESCRIPTION OF THE LAND

i

COMPANY LEASE

THIS COMPANY LEASE dated as of February 1, 2019 (the “Company Lease”) by and between CHEMBIO DIAGNOSTIC SYSTEMS INC., a corporation organized and existing under the laws of the State of Delaware and authorized to do business in the State of New York having an office for the transaction of business located at 3661 Horseblock Road, Medford, New York 11763 (the “Company”), as landlord, and SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having an office for the transaction of business located at 100 Veterans Memorial Highway, H. Lee Dennison Building, 3rd Floor, Hauppauge, New York 11788 (the “Agency”), as tenant;

W I T N E S S E T H:

WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York (the “Enabling Act”) was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York; and

WHEREAS, the Enabling Act authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York (the “State”) and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and dispose of land and any building or other improvement, and all real and personal properties, including, but not limited to machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State and to improve their standard of living; and

WHEREAS, the Enabling Act further authorizes each such agency, for the purpose of carrying out any of its corporate purposes, to lease or sell any or all of its facilities, whether then owned or thereafter acquired; and

WHEREAS, the Agency was created, pursuant to and in accordance with the provisions of the Enabling Act, by Chapter 675 of the Laws of 1975 of the State (collectively, with the Enabling Act, the “Act”) and is empowered under the Act to undertake the Project (as hereinafter defined) in order to so advance the job opportunities, health, general prosperity and economic welfare of the people of the State and improve their standard of living; and

WHEREAS, by resolution adopted by the members of the Agency on November 15, 2018 (the “Preliminary Inducement Resolution”), the Agency determined to accept an application (the “Application”) from the Company, on behalf of itself and/or entities formed or to be formed on behalf of the foregoing, and the Agency further agreed, subject to numerous conditions, to consider undertaking a project(the “Project”) on behalf of the Company consisting of the following:  (A) the acquisition of a leasehold interest in approximately 4.95 acres of land located at 555 Wireless Boulevard, Hauppauge, New York 11788 (Tax Map #800-181-1-1.025) in the Town of Smithtown, Suffolk County, New York (the “Land”), the renovation of an approximately 70,000 square foot building located on the Land (the “Improvements”), and the acquisition and installation therein of certain equipment and personal property (the “Equipment” and, together with the Land and Improvements, the “Facility”), which Facility is to be subleased by the Agency to the Company and which Facility will be used by the Company for research, development, manufacturing, customer service and sales for point-of-care diagnostic tests and related products; (B) the granting of certain “financial assistance” (within the meaning of section 854(14) of the Act) with respect to the foregoing limited to potential exemptions from certain sales and use taxes, transfer taxes and real property taxes (collectively, the “Financial Assistance”); and (C) the sublease of the Facility to the Company or such other person as may be designated by the Company and agreed upon by the Agency; and

WHEREAS, the Company will be the operator of the Facility and the owner of the Land and the Improvements is Myra Properties, LLC (the “Owner”); and

WHEREAS, pursuant to Article 8 of the Environmental Conservation Law, Chapter 43-B of the Consolidated Laws of New York, as amended (the “SEQR Act”), and the regulations (the “Regulations”) adopted pursuant thereto by the Department of Environmental Conservation of the State of New York (collectively with the SEQR Act, “SEQRA”), and pursuant to a resolution duly adopted by the members of the Agency on November 15, 2018, the members of the Agency determined that the Project constitutes an “Unlisted Action” and issued a negative declaration with respect thereto; and

WHEREAS, the Executive Director of the Agency (A) caused notice of public hearing of the Agency (the “Public Hearing”) pursuant to Section 859-a of the Act, to hear all persons interested in the Project and the Financial Assistance being contemplated by the Agency with respect to the Project, to be mailed on November 29, 2018 to the chief executive officers of the Suffolk County, the Town of Smithtown and the Hauppauge School District, (B) caused notice of the Public Hearing to be published on December 1, 2018 in Newsday, a newspaper of general circulation available to the residents of the Town of Smithtown, New York, (C) conducted the Public Hearing on December 11, 2018 at 12:00 p.m. at the Suffolk County Department of Information Technology, Conference Room A, Building 50, North Drive, William J. Lindsay County Complex (North County Complex), Veterans Memorial Hwy. (at the northeast intersection of Old Willets Path and Veterans Memorial Hwy.), Hauppauge, New York, and (D) prepared a report of the Public Hearing which fairly summarized the views presented at said public hearing and distributed same to the members of the Agency; and

WHEREAS, by resolution adopted by the members of the Agency on December 14, 2018 (the “Approving Resolution”), the Agency determined to grant the Financial Assistance and to enter into this Company Lease and certain other documents related thereto, to the Financial Assistance and to the Project; and

WHEREAS, pursuant to a lease agreement, dated February 5, 2019 (as amended, supplemented and/or assigned as of the date hereof and as the same may be further amended from time to time in accordance therewith and the Basic Documents, the “Prime Lease”), between the Owner and the Company, the Owner has leased the Land and the Improvements to the Company; and

WHEREAS, simultaneously with the execution and delivery of this Company Lease (the “Closing”), (A) the Agency and the Company will execute and deliver to a certain lease and project agreement dated as of February 1, 2019 (the “Lease Agreement”) by and between the Agency, as sublessor, and the Company, as sublessee, pursuant to which the Agency will sublease to the Company the Land and all improvements now or hereafter located on the Land (collectively, the “Premises”) for a lease term ending on February 28, 2030, (B) the Company will execute and deliver to the Agency a bill of sale dated as of February 1, 2019 (the “Bill of Sale”), which conveys to the Agency all right, title and interest of the Company in the Equipment, (C) the Agency will mail to the assessor a copy of a New York State Board of Real Property Services Form RP-412-a (the form required to be filed by the Agency in order for the Agency to obtain a real property tax exemption with respect to the Facility under Section 412-a of the Real Property Tax Law) (the “Real Property Tax Exemption Form”) relating to the Facility, (D) the Agency will mail to the chief executive officer of each “affected tax jurisdiction” (within the meaning of such quoted term in Section 854(16) of the Act) a copy of Real Property Tax Exemption Form and the Lease Agreement, and (E) the Agency will file with the State Department of Taxation and Finance a form entitled “IDA Appointment of Project Operator or Agent for Sales Tax Purposes” (the form required to be filed pursuant to Section 874(9) of the Act) (the “Thirty-Day Sales Tax Report”) and deliver a copy of the Thirty-Day Sales Tax Report to the Company; and

WHEREAS, the Company desires to convey a leasehold interest in the Facility to the Agency pursuant to the terms of this Company Lease; and

WHEREAS, all things necessary to constitute this Company Lease a valid and binding agreement by and between the parties hereto in accordance with the terms hereof have been done and performed, and the creation, execution and delivery of this Company Lease have in all respects been duly authorized by the Agency and the Company;

NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREINAFTER CONTAINED, THE PARTIES HERETO HEREBY FORMALLY COVENANT, AGREE AND BIND THEMSELVES AS FOLLOWS, TO WIT:

ARTICLE I

DEFINITIONS

SECTION 1.1.    DEFINITIONS.  All capitalized terms used in this Company Lease and not otherwise defined herein shall have the meanings assigned thereto in the Lease and Project Agreement, dated as of February 1, 2019 (the “Lease Agreement”), by and between the Agency and the Company, which definitions are incorporated herein and made a part hereof by reference.

SECTION 1.2.     INTERPRETATION.  In this Company Lease, unless the context otherwise requires:

(A)        The terms “hereby”, “hereof”, “ herein”, “hereunder”, and any similar terms as used in this Company Lease, refer to in this Company Lease, and the term “heretofore” shall mean before, and the term “hereafter” shall mean after, the date of this Company Lease.

(B)         Words of masculine gender shall mean and include correlative words of feminine and neuter genders.

(C)         Words importing the singular number shall mean and include the plural number, and vice versa.

(D)         Any headings preceding the texts of the several Articles and Sections of this Company Lease, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall neither constitute a part of this Company Lease nor affect its meaning, construction or effect.

(E)         Any certificates, letters or opinions required to be given pursuant to this Company Lease shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to this Company Lease.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1.    REPRESENTATIONS AND WARRANTIES OF THE AGENCY.  The Agency makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(A)        The Agency is duly established under the provisions of the Act and has the power to enter into this Company Lease and to carry out its obligations hereunder.

(B)        Neither the execution and delivery of this Company Lease nor the consummation of the transactions contemplated hereby will conflict with or result in a breach by the Agency of any of the terms, conditions or provisions of the Act, the by-laws of the Agency or any order, judgment, agreement or instrument to which the Agency is a party or by which the Agency is bound, or will constitute a default by the Agency under any of the foregoing.

SECTION 2.2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(A)        The Company is a corporation duly organized and existing under the laws of the State of Delaware, is qualified to do business in the State and all other jurisdictions in which its operations or ownership of Properties so require, and has the power to enter into this Company Lease and carry out its obligations hereunder and has been duly authorized to execute this Company Lease. This Company Lease and the transactions contemplated hereby have been duly authorized by all necessary action by the Board of Directors of the Company.

(B)      Neither the execution and delivery of this Company Lease, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Company Lease will (1) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or any order, judgment, agreement or instrument to which the Company is a party or by which the Company is bound, or constitute a default under any of the foregoing, or (2) result in the creation or imposition of any Lien (other than a Permitted Encumbrance) of any nature upon any Property of the Company, or (3) require consent (which has not been heretofore received) under any restriction, agreement or instrument to which the Company is a party or by which the Company or any of its Property may be bound or affected, or (4) require consent (which has not been heretofore received) under, conflict with or violate any existing law, rule, regulation, judgment, order, writ, injunction or decree of any government, governmental instrumentality or court (domestic or foreign) having jurisdiction over the Company or any of the Property of the Company.

ARTICLE III

LEASE PROVISIONS

SECTION 3.1.     LEASE.  (A)  The Company hereby demises and leases to the Agency, and the Agency hereby hires and leases from the Company, the Land, as said Land is more particularly described on Exhibit A attached hereto, and the improvements now and hereafter located thereon, including the Improvements (the Land and the Improvements being sometimes collectively referred to as the “Premises”) for the term set forth in Section 3.2 hereof.  The Premises are intended to include (1) all buildings and improvements now or hereafter located on the Land, (2) any strips or gores of land adjoining the Land, (3) any land lying in the bed of any street or avenue abutting the Land, to the centerline thereof, and (4) a non-exclusive right to use any easements or other rights in adjoining property inuring to the Company by reason of the Company’s ownership of the Land.

(B)       Subject to the Prime Lease, it is the intention of the Company and the Agency that the Agency shall hold leasehold title to the entire Premises.  Accordingly, leasehold title to the Premises and any other improvements hereinafter constructed by the Agency and/or the Company on the Land shall vest in the Agency or its successors and assigns and, upon completion of the Project, to lease the Facility when the same is constructed thereon.

(C)        Notwithstanding anything in this Company Lease to the contrary, this Company Lease is subject and subordinate to the terms and conditions of the Prime Lease and to any matter which the Prime Lease is or shall be subordinate.

SECTION 3.2.    TERM.  (A)  The term of this Company Lease (the “Term”) shall commence February 27, 2019 (the “Commencement Date”) and shall expire on the earliest to occur of (i) February 28, 2030, (ii) any termination of the Prime Lease, or (iii) so long as neither of the Lease Agreement nor the Company’s right of possession as lessee thereunder shall have been terminated by the Agency pursuant to Article X thereof, the termination of the term of the Lease Agreement.

(B)        So long as neither the Lease Agreement nor the Company’s right of possession as lessee thereunder shall have been terminated by the Agency pursuant to Article X thereof, upon any termination of this Company Lease, the Company shall prepare and the Agency will execute and deliver to the Company such instruments as the Company shall deem appropriate to evidence the release and discharge of this Company Lease.

SECTION 3.3.    RENT.  The rent payable by the Agency under this Company Lease shall be one dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged by the Company.

SECTION 3.4.     ASSIGNMENT; LEASE AGREEMENT; NON-MERGER.  (A)  Except as provided in the Lease Agreement, the Agency shall not sell, assign or lease (other than pursuant to the Lease Agreement) its rights hereunder or the leasehold estate hereby created, except with the express written consent of the Company.

(B)        Contemporaneously with the execution and delivery of this Company Lease, the Agency shall enter into the Lease Agreement, pursuant to which the Company as agent of the Agency agrees to undertake and complete the Project and the Agency agrees to lease the Premises to the Company.  Pursuant to the Lease Agreement, the Company, as sublessee of the Premises under the Lease Agreement, is required to perform all of the Agency’s obligations under this Company Lease.  Accordingly, and notwithstanding anything to the contrary contained in this Company Lease, the Company shall not be entitled to declare a default hereunder or exercise any rights or remedies hereunder if any asserted default by the Agency hereunder relates to a failure by the Company, as sublessee of the Premises under the Lease Agreement, to perform its corresponding obligations under the Lease Agreement.

(C)        Pursuant to the Lease Agreement and this Section 3.4, during the term of this Company Lease, there shall be no merger of this Company Lease or of the leasehold estate created by this Company Lease with the Lease Agreement or the leasehold estate created by the Lease Agreement or any interest in the Lease Agreement or in any such leasehold estate.

SECTION 3.5.   ADDITIONS, ALTERATIONS AND IMPROVEMENTS.  The Company shall have the right, from time to time, to make such changes, additions, improvements and alterations, demolition or new construction, structural or otherwise, to the Premises as the Company shall deem necessary or desirable; provided, however, that the Facility shall continue to constitute a “project” within the meaning of the Act.  A leasehold interest in improvements now located or hereafter constructed upon the Premises, and any modifications, additions, restrictions, repairs and replacements thereof, shall be in the Agency during the term of this Company Lease, except as provided in the Lease Agreement.

SECTION 3.6.     POSSESSION; QUIET ENJOYMENT.  (A)  Pursuant to the terms of the Lease Agreement and except as otherwise provided therein, the Company has the exclusive right to possess and make improvements to the Premises leased hereby.

(B)        The Agency, upon paying the rent and observing and keeping all covenants, warranties, agreements and conditions of this Company Lease on the Agency’s part to be kept, shall quietly have, hold and enjoy the Premises during the Term.

SECTION 3.7.     LIENS.  So long as neither the Lease Agreement nor the Company’s right of possession as lessee thereunder shall have been terminated by the Agency pursuant to Article X thereof, the Agency shall not, directly, or indirectly, create or permit to be created, any mortgage, lien, encumbrance or other charge upon, or pledge of, the Premises or the Agency’s interest therein, without the Company’s prior written consent.

SECTION 3.8.    TAXES.  (A)  It is recognized that, under the provisions of the Act, the Agency is required to pay no taxes or assessments upon any property acquired by it or under its jurisdiction or control or supervision.  Pursuant to the Lease Agreement, the Company has agreed to pay all taxes levied against the Premises.

(B)        Pursuant to the Lease Agreement, the Agency has agreed to apply for the tax exemptions respecting the Premises to which the Agency may be entitled pursuant to the Act, upon the condition that the Company make certain payments in lieu of taxes respecting the Premises, as more fully set forth in the Lease Agreement.  The Agency agrees to use its best efforts to apply for any tax exemptions to which the Agency may be entitled with respect to the Premises.

(C)       In the event that (1) the Agency’s interest in the Premises shall be conveyed to the Company, (2) on the date on which the Company obtains the Agency’s interest in the Premises, the Premises shall be assessed as exempt upon the assessment roll of any one or more of any taxing entities, and (3) the fact of obtaining title to the Agency’s interest in the Premises shall not immediately obligate the Company to make pro rata tax payments pursuant to legislation similar to Chapter 635 of the 1978 Laws of the State (codified as subsection 3 of Section 302 of the State Real Property Tax Law and Section 520 of the State Real Property Tax Law), the Company shall be obligated to make payments in lieu of taxes to the respective receivers of taxes in amounts equal to those amounts which would be due from the Company as real property taxes with respect to the Premises if the Premises were owned by the Company and the Agency did not have a leasehold interest therein until the first tax year in which the Company shall appear on the tax rolls of the various taxing entities having jurisdiction over the Premises as the legal owner of record of the Agency’s interest in the Premises.

SECTION 3.9.   MAINTENANCE.  Pursuant to the Lease Agreement, during the term of this Company Lease, the Company has agreed, at the Company’s sole cost and expense, to keep and maintain or cause to be kept and maintained the Facility (including the Premises and all improvements now or hereafter located thereon) in good order and condition and make or cause to be made all repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, and foreseen and unforeseen.  The Agency will have no responsibility with respect to the foregoing.

SECTION 3.10.   CONDEMNATION.  Subject to the provisions of the Lease Agreement, in the event of a total, substantial or partial taking by eminent domain or for any public or quasi public use under any statute (or voluntary transfer or conveyance to the condemning agency under threat of condemnation), the Agency shall be entitled to its costs and expenses incurred with respect to the Premises (including any unpaid amounts due pursuant to the Agency Documents or the Company Documents and the costs of participating in such condemnation proceeding or transfer), and thereafter the Agency shall not participate further in any condemnation award.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

SECTION 4.1.     DEFAULT.  (A)  Any one or more of the following events shall constitute an “Event of Default” under this Company Lease:

(1)          The failure of the Agency (or the Company on behalf of the Agency) to pay the rent due pursuant to this Company Lease within fifteen (15) days after written notice to the Agency specifying the nature of such default; or

(2)          The failure of the Agency (or the Company on behalf of the Agency) to observe and perform any covenant, condition or agreement on its part to be performed (other than as referred to in paragraph (1) above) and continuance of such failure for a period of thirty (30) days after written notice to the Agency specifying the nature of such default; provided that if by reason of the nature of such default the same cannot be remedied within thirty (30) days, failure of the Agency (or the Company on behalf of the Agency) to proceed promptly to cure the same and thereafter prosecute the curing of such default with due diligence.

(B)        Notwithstanding the provisions of Section 4.l (A) hereof, if by reason of force majeure (as hereinafter defined) either party hereto shall be unable, in whole or in part, to carry out its obligations under this Company Lease and if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Company Lease of the party giving such notice so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof.  The suspension of such obligations for such period pursuant to this subsection (B) shall not be deemed an event of default under this Section.  The term “force majeure” as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of government authority or any civil or military authority, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, and partial or entire failure of utilities.  It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty and the party having difficulty shall not be required to settle any strike, lockout or other industrial disturbances by acceding to the demands of the opposing party or parties.  Notwithstanding anything to the contrary contained herein, “force majeure” shall not include any acts or events caused by the negligence of the Company.

SECTION 4.2.     REMEDIES ON DEFAULT.  Whenever any Event of Default hereunder by one party hereto shall have occurred and be continuing for more than fifteen (15) days after written notice of default by the other party, the other party may enforce the provisions of this Company Lease and may enforce and protect its right by a suit or suits in equity or at law for (1) the specific performance of any covenant or agreement contained herein or (2) any other appropriate legal or equitable remedy.

SECTION 4.3.   REMEDIES CUMULATIVE.  No remedy herein conferred upon or reserved to the Company or the Agency is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Company Lease or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

SECTION 4.4.    NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER.  In the event any agreement contained herein should be breached by either party and thereafter such breach be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.     SURRENDER.  (A)  The Agency shall, on the last day of the Term or on the last day of any earlier termination of the Term, surrender and deliver the Premises and all buildings, improvements, alterations, equipment and fixtures located thereon to the possession and use of the Company without delay and in good order, condition and repair, except for reasonable wear and tear.

(B)        On the last day of the Term or on the last day of any earlier termination of the Term, title to all buildings, improvements, alterations, equipment located on the Premises shall automatically, and without the need of any further or additional instrument, vest in the Company.  Notwithstanding the foregoing, upon the reasonable request of the Company, the Agency shall execute and deliver to the Company an instrument to be recorded to confirm this vesting of title.

SECTION 5.2.    NOTICES.  (A)  All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (1) sent to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery, or (2) delivery is refused by the addressee, as evidenced by an affidavit of the Person who attempted to effect such delivery.

(B)         The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

IF TO THE COMPANY:

Chembio Diagnostic Systems Inc.
3661 Horseblock Road
Medford, New York 11763
Attention:  Neil A. Goldman

WITH A COPY TO:

K&L Gates LLP
599 Lexington Avenue
New York, New York  10022
Attention: Jody Saltzman, Esq.

IF TO THE AGENCY:

Suffolk County Industrial Development Agency
100 Veterans Memorial Highway
H. Lee Dennison Building, 3rd Floor
Hauppauge, New York 11788
Attention: Chairman

WITH A COPY TO:

William D. Wexler, Esq.
816 Deer Park Avenue
North Babylon, New York 11702

AND TO:

Barclay Damon LLP
80 State Street
Albany, New York 12207
Attention:  M. Cornelia Cahill, Esq.

(C)       The Agency and the Company may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

SECTION 5.3.     APPLICABLE LAW.  This Company Lease shall be governed exclusively by the applicable laws of the State.

SECTION 5.4.     BINDING EFFECT.  This Company Lease shall inure to the benefit of, and shall be binding upon the Agency and the Company and their respective successors and assigns; provided, that, except as provided elsewhere herein or in the Lease Agreement, the interest of the Agency in this Company Lease may not be assigned, sublet or otherwise transferred without the prior written consent of the Company.

SECTION 5.5.     SEVERABILITY.  If any one or more of the covenants or agreements provided herein on the part of the Agency or the Company to be performed shall, for any reason, be held or shall, in fact, be inoperative, unenforceable or contrary to law in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance.  Further, if any one or more of the phrases, sentences, clauses, paragraphs or sections herein shall be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining provisions hereof and shall in no way affect the validity of the other provisions of this Company Lease.

SECTION 5.6.    AMENDMENTS, CHANGES AND MODIFICATIONS.  This Company Lease may not be amended, changed, modified, altered or terminated, except by an instrument in writing signed by the parties hereto.

SECTION 5.7.   EXECUTION OF COUNTERPARTS.  This Company Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 5.8.   TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING.  The Table of Contents and the headings of the several Sections in this Company Lease have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Company Lease.

SECTION 5.9.    NO RECOURSE; SPECIAL OBLIGATION.  (A)  The obligations and agreements of the Agency contained herein shall be deemed the obligations and agreements of the Agency, and not of any member, officer, agent (other than the Company) or employee of the Agency in his/her individual capacity, and the members, officers, agents (other than the Company) and employees of the Agency shall not be liable personally hereon or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby.

(B)        The obligations and agreements of the Agency contained herein shall not constitute or give rise to an obligation of the State of New York or Suffolk County, New York, and neither the State of New York nor Suffolk County, New York shall be liable hereon or thereon and, further, such obligations and agreements shall not constitute or give rise to a general obligation of the Agency, but rather shall constitute limited obligations of the Agency payable solely from the revenues of the Agency derived and to be derived from the lease, sale or other disposition of the Facility.

(C)         No order or decree of specific performance with respect to any of the obligations of the Agency hereunder shall be sought or enforced against the Agency unless (1) the party seeking such order or decree shall first have requested the Agency in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Agency shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten (10) days, shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, (2) if the Agency refuses to comply with such request and the Agency’s refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Agency an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Agency refuses to comply with such request and the Agency’s refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify and hold harmless the Agency and its members, officers, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand, and (b) if requested by the Agency, furnish to the Agency satisfactory security to protect the Agency and its members, officers, agents (other than the Company) and employees against all liability expected to be incurred as a result of compliance with such request.

SECTION 5.10.   RECORDING.  The Agency and the Company agree that a Memorandum of this Company Lease shall be recorded by the Agency in the appropriate office of the County Clerk of Suffolk County, New York.

SECTION 5.11.  INDEMNIFICATION.  (A)  The Company hereby releases the Agency and its members, officers, agents (other than the Company) and employees from, agrees that the Agency and its members, officers, agents (other than the Company) and employees shall not be liable for and agrees to indemnify, defend and hold the Agency and its members, officers, agents (other than the Company) and employees harmless from and against any and all (i) claims and liability for loss or damage to Property or any injury to or death of any and all persons that may be occasioned by any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence on, in or about the Facility, or (ii) claims and liability for loss or damages from the execution, delivery or performance of the Agency Documents or the Company Documents, or (iii) liability arising from or expense incurred by the Agency’s providing financial assistance, as such term is defined in Section 854(14) of the State General Municipal Law, including, without limiting the generality of the foregoing, all claims arising from the exercise by the Company of the authority conferred upon it pursuant to the Agency Documents or the Company Documents, any sales or use taxes which are or may be payable with respect to goods supplied or services rendered with respect to the Facility and all causes of action and reasonable attorneys’ fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing, provided that any such claims, causes of action, judgments, losses, damages, liabilities or expenses of the Agency and its members, officers, employees and agents are not incurred or do not result from the intentional or willful wrongdoing of the Agency or any of its members, officers, agents (other than the Company) or employees.  The foregoing indemnities shall apply notwithstanding the fault or negligence on the part of the Agency or any of its officers, members, agents (other than the Company) or employees and notwithstanding the breach of any statutory obligation or any rule of comparative or apportioned liability.

(B)         Notwithstanding anything contained in the Agency Documents or the Company Documents to the contrary, whenever the Company is obligated under the Agency Documents or the Company Documents to indemnify and hold harmless the Agency, its directors, members, officers, agents (except the Company) or employees, the Company shall be given prompt notice of any matter that arises requiring indemnification, but failure to give such notice shall not constitute a defense hereunder nor in any way impair the obligations of the Company under this Section provided that such failure does not materially prejudice the Company in its ability to defend the Agency or materially impair the Company’s defense.  The Company shall have the right to defend the Agency, its directors, members, officers, agents (except the Company) and employees, and provided the Company promptly and continuously thereafter defends the Agency, its directors, members, officers, agents (except the Company) and employees, no other attorneys’ fees of the Agency, its directors, members, officers, agents (except the Company) and employees shall be payable by the Company.

(C)       Notwithstanding the provisions of subsection (B) hereof, the Agency retains the right to defend itself in any action or actions covered by the indemnities in the Agency Documents or the Company Documents, which in the reasonable opinion of the Agency, its directors, members, officers, agents (except the Company) or employees, independent counsel is necessary to protect the interests of the Agency due to the failure or inability of the Company to defend the Agency consistent with contemporary legal standards.  In any such defense of itself, the Agency shall select its own counsel, and any and all reasonable out-of-pocket costs of such defense, including, without limitation, attorney and disbursement fees, court costs, and litigation expenses shall be paid by the Company.

SECTION 5.12. AGREEMENT TO PAY ATTORNEYS’ FEES AND EXPENSES.  In the event the Company should default under any of the provisions of this Company Lease and the Agency should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Agency the reasonable fees of such attorneys and such other expenses so incurred.

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IN WITNESS WHEREOF, the Agency and the Company have caused this Company Lease to be executed in their respective names by their respective duly authorized representatives and to be dated as of the day and year first above written.

SUFFOLK COUNTY INDUSTRIAL
DEVELOPMENT AGENCY

By:	/s/ Anthony J. Catapano
Anthony J. Catapano
Executive Director

STATE OF NEW YORK	)
) SS.:
COUNTY OF SUFFOLK	)

On the 20th day of February in the year 2019 before me, the undersigned, a notary public in and for the State of New York, personally appeared Anthony J. Catapano, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Karen Kelly Morris
Notary Public

Signature Page to Company Lease

CHEMBIO DIAGNOSTIC SYSTEMS INC.

By:	/s/ Neil A. Goldman
Neil A. Goldman
Executive Vice President
& Chief Financial Officer

STATE OF NEW YORK	)
) SS.:
COUNTY OF SUFFOLK	)

On the 22 day of February in the year 2019 before me, the undersigned, a notary public in and for the State of New York, personally appeared Neil A. Goldman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Anna M. Johann Rera
Notary Public

Signature Page to Company Lease

EXHIBIT A

DESCRIPTION OF THE LAND

See Attached

A-1

EXHIBIT A

LEGAL DESCRIPTION

All that certain plot, piece or parcel of land, situate, lying and being at Hauppauge, Town of Smithtown, County of Suffolk and State of New York, known and designated at Lot No. I on a certain map entitled, "Map of Mackay industrial Park Section No, I" filed in the Suffolk County Clerk's Office on December 7, 1984 as Map No, 7812, and a 27.98 foot strip of land on the West known as District 0800, Section 181, Block 01, Lot 001.87 as shown on the Suffolk County Tax Map which lot and strip ofland are more particularly bounded and described as follows;

BEGINNING at a point on the westerly side of Adams Avenue at the extreme southerly end of the arc of a curve connecting the southerly side of Wireless Boulevard with the westerly side of Adams Avenue;

RUNNING THENCE South 00 degrees, 01 minutes, 34 seconds West along the westerly side of Adam Avenue, 605 feet to a point;

THENCE North 89 degrees, 58 minutes, 26 seconds West, 362.52 feet to a point;

THENCE North 00 degrees, 01 minute, 34 seconds East, 645 feet to the southerly side of Wireless Boulevard;

THENCE South 89 degrees, 58 minutes, 26 seconds East, along the southerly side of Wireless Boulevard, 322.52 feet to a point of curve;

THENCE along the arc of a curve bearing to the right having a radius of 40 feet connecting the southerly side of Wireless Boulevard with the westerly side of Adams Avenue, 62.83 feet to the westerly side of Adams Avenue, the point or place of BEGINNING.

THE policy to be issued under this report will insure the title to such buildings and improvements erected on the premises, which by law constitute real property,

FOR CONVEYANCING ONLY: TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.